January 25, 2000


As counsel for Liberty-Stein Roe Advisor Trust (the "Registrant"), we consent to the incorporation by reference of our opinion for each of the Registrant's series, filed with the Registrant's registration statement on Form N-1A, Securities Act File No. 33-17255 on each of the dates listed below:

Series                  Date of Opinion    Date of Filing
------------------------------------------------------------
Stein Roe Advisor
  Growth Stock Fund     January 27, 1997   January 29, 1997
Stein Roe Advisor
  Young Investor Fund   January 27, 1997   January 29, 1997

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                 BELL, BOYD & LLOYD LLC